UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) January 22, 2004

Bulldog Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

128-11180 Coppersmith Place, Richmond, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 271-8656
(Registrant's telephone number, including area code)

Northward Ventures, Inc.
(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

Exhibits

(99) Miscellaneous

99.1 Press release issued by the Registrant on January 22, 2004

99.2 Press release issued by the Registrant on January 26, 2004

Item 9. Regulation FD Disclosure

On January 22, 2004 the Registrant issued a news release announcing the successful road testing of its Road BOSSTM Cargo Security products. On January 26, 2004 the Registrant issued a news release announcing that the Registrant has commenced production of its Road BOSSTM Cargo Security products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn
By: John Cockburn
President, Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer and Director
Date: January 26, 2004